Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-80567, 333-58032, 333-106843 and 333-133765 on Form S-8 of our report dated November 16, 2010, relating to the financial statements of Mitek Systems, Inc. as of and for the year ended September 30, 2010, included in this Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
November 16, 2010